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                                                                                                                      Exhibit 11
                                                 COMPUTATION OF EARNINGS PER SHARE

                                        CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES



                                                                                       (In Millions,
                                                                                         Except Per
                                                                                        Share Amounts)
                                                                                         Three Months
                                                                                        Ended March 31,
                                                                                      ---------------------
                                                                                        1995         1994
                                                                                      --------     --------
Primary and fully diluted earnings per share:
  Average shares outstanding                                                              12.1         12.1
  Net effect of dilutive stock options - based on
    treasury stock method using average mark                                            -           -
                                                                                      --------     --------
  Average shares and equivalents                                                          12.1         12.1
                                                                                      ========     ========

  Net income applicable to average shares and equivalents:                                $5.0         $2.2
                                                                                      ========     ========

  Income per share:                                                                      $0.41        $0.18
                                                                                      ========     ========
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